UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2005
                               __________________


                             RURAL/METRO CORPORATION

             (Exact name of registrant as specified in its charter)


                  DELAWARE                 0-22056             86-0746929

       (State or other jurisdiction      (Commission         (IRS Employer
              of incorporation)          File Number)      Identification No.)


                            9221 East Via de Ventura
                               Scottsdale, Arizona
                                      85258

                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (480) 606-3886


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in December 2004 the Board of Directors of Rural/Metro Corporation (the "Company") approved an incentive program providing a bonus opportunity for officers and employees subject to completion of a refinancing transaction and achievement of certain operational goals, with the Board retaining full discretion to determine the amount of bonuses, if any, and relevant success factors for achieving the bonus. The Company completed a refinancing transaction in March 2005. Also as previously disclosed, in April 2005 the Board approved the payment of bonuses to certain participants in the refinancing incentive program, while deferring consideration of the extent to which bonuses might be paid to Jack Brucker, Chief Executive Officer, and Michael Zarriello, Chief Financial Officer. The Board has completed its review and concluded that Mr. Brucker and Mr. Zarriello were successful in completing the operational goals contemplated in the refinancing. At its meeting held June 21, 2005, the Board considered the extent to which Mr. Brucker and Mr. Zarriello should receive bonuses in connection with the success factors the Board deemed appropriate. The Board (acting upon the recommendation of a compensation committee comprised solely of independent directors, as defined under applicable Nasdaq guidelines) approved the payment of bonuses of $1.35 million to each of Mr. Brucker and Mr. Zarriello, representing the maximum payment available to such individuals under the incentive program. The Board primarily based its determination upon the successful completion of operational goals such as reduction of insurance costs, entry into new markets, and further considered an unscheduled repayment of debt made in May. The Board also considered the positioning of the Company relative to the covenants set forth in the refinanced credit arrangements, and other matters as the Board deemed relevant.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               RURAL/METRO CORPORATION


Date:  June 27, 2005                           By: /s/ Michael S. Zarriello
                                                   -----------------------------
                                                   Michael S. Zarriello
                                                   Senior Vice President and
                                                   Chief Financial Officer